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By Electronic Delivery to: jsegreto@sparinc.com; mpedalino@sparinc.com

September 8, 2010

Mr. James R. Segreto
Chief Financial Officer, Treasurer and Secretary
SPAR Group, Inc.
560 White Plains Road, Suite 210
Tarrytown, NY 10591

Re: SPAR Group, Inc. (the "Company")
Nasdaq Symbol: SGRP

Dear Mr. Segreto:

On April 28, 2010, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from August 24, 2010 to September 7, 2010, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Moira Keith, Listing Analyst, at +1 301 978 8052.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications